EXHIBIT 99.2

2

3	Highlights
4	Customer Metrics
7	Financial Metrics
13	Capital Structure
14	Guidance
15	Contacts
16	Financial and Operational Tables

3

(1)AT&T Inc. does not disclose postpaid net account additions. Comcast and Charter do not disclose postpaid phone net customer additions. Industry-leading claims are based on consensus expectations if results are not yet reported.
(2)Core Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Free Cash Flow margin are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income, including, but not limited to, Special Items, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.

4

Postpaid Accounts (in thousands)
During Q2 2025, we acquired 85,000 postpaid accounts from Lumos.
During Q3 2025, we acquired 1,448,000 postpaid accounts, net of certain base adjustments, through the UScellular acquisition.
During Q3 2025, we acquired 633,000 postpaid accounts from Metronet and other acquisitions.

Year-Over-Year
Continued growth in Postpaid accounts with net additions relatively flat primarily due to:
■Higher account deactivations driven by the impact from a growing account base, including following the UScellular acquisition, and higher industry switching
■Mostly offset by higher gross account additions, including fiber account additions following the acquisitions of Metronet and Lumos

Sequential
Continued growth in Postpaid accounts with a decrease in net additions primarily due to:
■Higher account deactivations, including seasonal trends, higher industry switching and the impact from a growing account base

Year-Over-Year
Postpaid ARPA increased 3% primarily due to:
■The positive impact from rate plan optimizations and higher fee revenue, including from the adoption of new tax and fee exclusive plans
■An increase in customers per account, including from the continued adoption of 5G broadband and continued growth of T-Mobile for Business customers, partially offset by fiber and UScellular accounts with fewer customers per account
■Partially offset by increased promotional activity, including the success of bundled offerings

Postpaid phone ARPU increased 2% primarily due to:
■The positive impact from rate plan optimizations and higher fee revenue, including from the adoption of new tax and fee exclusive plans
~~■~~The acquisition of higher-ARPU UScellular customers
■Partially offset by increased promotional activity, including the success of bundled offerings

Sequential
Postpaid ARPA increased slightly primarily due to:
■An increase in customers per account, including from the continued adoption of 5G broadband and continued growth of T-Mobile for Business customers, partially offset by fiber and UScellular accounts with fewer customers per account
■Higher fee revenue, including from the adoption of new tax and fee exclusive plans
■Mostly offset by increased promotional activity, including the success of bundled offerings

Sequential
Postpaid phone ARPU was flat primarily due to:
■Higher fee revenue, including from the adoption of new tax and fee exclusive plans
■The acquisition of higher-ARPU UScellular customers
■Offset by increased promotional activity, including the success of bundled offerings

Postpaid ARPA & Postpaid Phone ARPU

5

Postpaid Customers (in thousands)

104,118
105,455
107,284
114,063
116,445
1,933
1,337
1,732
2,347
2,382
1,030
842
902
1,340
1,420
903
495
830
1,007
962
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Postpaid phone net customer additions
Postpaid other net customer additions
Total postpaid customers

During Q2 2025, we acquired 97,000 postpaid fiber customers from Lumos.
During Q3 2025, we acquired 3,677,000 postpaid customers, net of certain base adjustments, through the UScellular acquisition.
During Q3 2025, we acquired 755,000 postpaid fiber customers from Metronet and other acquisitions.

Year-Over-Year
Postpaid phone net customer additions increased primarily due to:
■Higher gross additions
■Partially offset by increased deactivations from higher churn and a growing customer base
Postpaid other net customer additions increased primarily due to:
■Higher net additions from mobile internet devices, including from success in business customers
■Higher broadband net additions
■Higher net additions from other connected devices

Sequential
Postpaid phone net customer additions decreased primarily due to:
■Increased deactivations from higher churn and a growing customer base
■Partially offset by higher gross additions, including seasonal trends
Postpaid other net customer additions increased primarily due to:
■Higher net additions from mobile internet devices
■Higher net additions from other connected devices

Year-Over-Year
Postpaid phone churn increased 10 basis points primarily due to:
■Higher industry switching

Sequential
Postpaid phone churn increased 13 basis points primarily due to:
■Seasonal trends
■Higher industry switching

Postpaid Phone Churn

6

Prepaid Customers (in thousands)

25,410
25,455
25,494
25,886
25,943
103
45
39
43
57
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Prepaid net customer additions
Prepaid customers

During Q3 2025, we acquired 349,000 prepaid customers, net of certain base adjustments, through the UScellular acquisition.

Year-Over-Year
Prepaid net customer additions decreased primarily due to:
■Increased deactivations from a growing customer base
■Lower gross additions
■Partially offset by lower churn

Sequential
Prepaid net customer additions increased primarily due to:
■Fewer prepaid to postpaid migrations

Year-Over-Year
Total broadband net customer additions increased primarily due to:
■Higher gross additions, including fiber gross additions following the acquisitions of Metronet and Lumos
■Lower 5G broadband churn
■Partially offset by increased deactivations from a growing customer base

Sequential
Total broadband net customer additions were relatively flat primarily due to:
■Increased deactivations from a growing customer base
■Mostly offset by lower 5G broadband churn

Broadband Customers (in thousands)

6,439
6,866
7,433
8,889
9,447
432
427
470
560
558
428
424
454
506
495
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
5G broadband net customer additions
Fiber net customer additions
Total broadband customers

During Q2 2025, we acquired 97,000 fiber customers from Lumos.
During Q3 2025, we acquired 141,000 postpaid 5G broadband customers, net of certain base adjustments, through the UScellular acquisition.
During Q3 2025, we acquired 755,000 fiber customers from Metronet and other acquisitions.

7

Service Revenues ($ in millions)

Year-Over-Year
Service revenues increased 10% primarily due to:
■An increase in Postpaid service revenues, including following the acquisitions of UScellular, Metronet and Lumos
■Partially offset by lower Prepaid service revenues

Sequential
Service revenues increased 3% primarily due to:
■An increase in Postpaid service revenues, including following the acquisitions of Metronet and UScellular which closed during Q3

Year-Over-Year
Postpaid service revenues increased 14% primarily due to:
■Higher average postpaid accounts, including following the acquisitions of UScellular, Metronet and Lumos
■Higher postpaid ARPA

Sequential
Postpaid service revenues increased 3% primarily due to:
■Higher average postpaid accounts, including following the acquisitions of UScellular and Metronet which closed during Q3

Postpaid Service Revenues ($ in millions)

$13,502
$13,594
$14,078
$14,882
$15,378
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025

8

Equipment Revenues ($ in millions)

$4,699
$4,688
$3,704
$3,703
$3,439
$3,433
$3,465
$3,461
$5,364
$5,362
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Equipment sales
Lease revenues

Year-Over-Year
Equipment revenues increased 14% primarily due to:
■A higher average revenue per device sold, net of promotions, primarily driven by an increase in the high-end phone mix
■Higher liquidation revenue primarily due to a higher number of liquidated devices
■A higher number of devices sold, including following the UScellular acquisition

Sequential
Equipment revenues increased 55% primarily due to:
■A higher average revenue per device sold, net of promotions, primarily due to an increase in the high-end phone mix, including seasonal trends
■A higher number of devices sold, including seasonal trends and following the UScellular acquisition which closed during Q3
■Higher liquidation revenue primarily due to a higher number of liquidated devices and an increase in the high-end phone mix

Year-Over-Year
Cost of equipment sales, exclusive of Depreciation and Amortization (D&A), increased 14% primarily due to:
■A higher average cost per device sold primarily driven by an increase in the high-end phone mix
■A higher number of devices sold, including following the UScellular acquisition
■Higher liquidation costs primarily due to a higher number of liquidated devices

Sequential
Cost of equipment sales, exclusive of D&A, increased 44% primarily due to:
■A higher average cost per device sold primarily due to an increase in the high-end phone mix, including seasonal trends
■A higher number of devices sold, including seasonal trends and following the UScellular acquisition which closed during Q3
■Higher liquidation costs primarily due to a higher number of liquidated devices and an increase in the high-end phone mix

Cost of Equipment Sales, exclusive of D&A ($ in millions, % of Equipment sales)

9

Cost of Services, exclusive of D&A ($ in millions, % of Service revenues)

$2,697
$2,602
$2,717
$2,873
$3,305
$2,622
$2,582
$2,689
$2,811
$3,031
15.5%
15.3%
15.4%
15.4%
16.2%
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Cost of services, ex. D&A and Special Items
Merger-related costs
Other Special Items
% of Srvc revs, ex. D&A and Special Items

Year-Over-Year
Cost of services, exclusive of D&A, increased 23% primarily due to:
■Higher costs following the UScellular acquisition, including merger-related costs
■Wholesale network access costs and customer installation fees paid to Metronet and Lumos
■$111 million of severance and related costs associated with the 2025 workforce transformation and reinvestment initiative
■Higher restructuring costs associated with network optimization

Sequential
Cost of services, exclusive of D&A, increased 15% primarily due to:
■$111 million of severance and related costs associated with the 2025 workforce transformation and reinvestment initiative
■Higher repair and maintenance expenses
■Higher restructuring costs associated with network optimization

Year-Over-Year
SG&A expense increased 23% primarily due to:
■Higher costs following the UScellular acquisition, including merger-related costs
■$279 million of severance and related costs associated with the 2025 workforce transformation and reinvestment initiative
■Prior year gains related to the closing of certain spectrum exchange transactions and legal-related insurance recoveries
■Higher personnel-related costs, including payroll and benefits
■Higher advertising expenses

Sequential
SG&A expense increased 9% primarily due to:
■$279 million of severance and related costs associated with the 2025 workforce transformation and reinvestment initiative
■Higher advertising expenses

Selling, General and Administrative (SG&A) Expense ($ in millions, % of Service revenues)

$5,352
$5,488
$5,397
$6,015
$6,570
$5,402
$5,415
$5,415
$5,828
$6,106
31.9%
32.0%
31.1%
32.0%
32.6%
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
SG&A expense, ex. Special Items
Merger-related costs
Other Special Items
% of Srvc revs, ex. Special Items

10

Net Income ($ in millions, % of Service revenues)

Diluted Earnings Per Share (Diluted EPS)

$2.57
$2.58
$2.84
$2.41
$1.88
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025

Year-Over-Year
Net income was $2.1 billion and Diluted earnings per share was $1.88 in Q4 2025, compared to $3.0 billion and $2.57 in Q4 2024, primarily due to the factors described above and included the following:
■Severance and related costs associated with the 2025 workforce transformation and reinvestment initiative, net of tax, of $293 million, or $0.26 per share, in Q4 2025

Sequential
Net income was $2.1 billion and Diluted earnings per share was $1.88 in Q4 2025, compared to $2.7 billion and $2.41 in Q3 2025, primarily due to the factors described above and included the following:
■Severance and related costs associated with the 2025 workforce transformation and reinvestment initiative, net of tax, of $293 million, or $0.26 per share, in Q4 2025
■Impairment expense related to certain capitalized software development costs, net of tax, of $208 million, or $0.18 per share, in Q3 2025

11

Core Adjusted EBITDA* ($ in millions, % of Service revenues)
*Excludes Special Items (see detail on page 25)

Year-Over-Year
Core Adjusted EBITDA increased 7% primarily due to:
■Higher Total service revenues
■Higher Equipment revenues, excluding Lease revenues
■Partially offset by higher Cost of equipment sales, excluding Special Items, higher SG&A expenses, excluding Special Items, and higher Cost of services, excluding Special Items

Sequential
Core Adjusted EBITDA decreased 3% primarily due to:
■Higher Cost of equipment sales, excluding Special Items
■Higher SG&A expenses, excluding Special Items
■Higher Cost of services, excluding Special Items
■Partially offset by higher Equipment revenues, excluding Lease revenues, and higher Total service revenues

Year-Over-Year
Net cash provided by operating activities increased 20% primarily due to:
■Lower net cash outflows from changes in working capital, including the impact of certain cash proceeds associated with the sale of receivables, which were recognized within investing cash flows before November 1, 2024
■Partially offset by lower Net income, adjusted for non-cash income and expenses

Sequential
Net cash provided by operating activities decreased 11% primarily due to:
■Lower Net income, adjusted for non-cash income and expenses
■Partially offset by lower net cash outflows from changes in working capital

The impact of net payments for Merger-related costs on Net cash provided by operating activities was $100 million in Q4 2025 compared to $96 million in Q3 2025 and $123 million in Q4 2024.

Net Cash Provided by Operating Activities ($ in millions)

Effective November 1, 2024, following amendments to the company’s Equipment Installment Plan Sale and Service Receivable Sale arrangements, all cash proceeds associated with the sale of such receivables, a portion of which was previously recognized as Proceeds related to beneficial interests in securitization transactions within investing cash flows, were recognized as operating cash flows. These amendments did not have a net impact on Adjusted Free Cash Flow.

12

Cash Purchases of Property and Equipment, incl. Capitalized Interest ($ in millions, % of Service revenues)

$2,212
$2,451
$2,396
$2,639
$2,469
13.1%
14.5%
13.7%
14.5%
13.2%
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025

Year-Over-Year
Cash purchases of property and equipment, including capitalized interest, increased 12% primarily due to:
■Planned timing of capital purchases, including for increased greenfield site builds and incremental capital expenditures following the UScellular acquisition

Sequential
Cash purchases of property and equipment, including capitalized interest, decreased 6% primarily due to:
■Planned timing of capital purchases

Year-Over-Year
Adjusted Free Cash Flow increased 2% primarily due to:
■Higher Net cash provided by operating activities
■Partially offset by the impact of certain cash proceeds associated with the sale of receivables, which were recognized within investing cash flows before November 1, 2024, and are now recognized as operating cash flows, and higher Cash purchases of property and equipment. The change to the recognition of cash proceeds from the sale of receivables had no net impact to Adjusted Free Cash Flow.
All cash proceeds from the sale of receivables are now recognized within Net cash provided by operating activities. There were no significant net cash impacts during the quarter from securitization.

Sequential
Adjusted Free Cash Flow decreased 13% primarily due to:
■Lower Net cash provided by operating activities
■Partially offset by lower Cash purchases of property and equipment
The impact of net payments for Merger-related costs on Adjusted Free Cash Flow was $100 million in Q4 2025 compared to $96 million in Q3 2025 and $123 million in Q4 2024

Adjusted Free Cash Flow ($ in millions)

13

Total Debt (Excluding Tower Obligations), Net Debt (Excluding Tower Obligations), and Net Debt to LTM Net Income and Core Adj. EBITDA Ratios ($ in billions)

Stockholder Returns ($ in millions)

$5,633
$1,014
$4,619
$3,473
$1,003
$2,470
$3,465
$996
$2,469
$3,457
$987
$2,470
$3,595
$1,135
$2,460
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Stock buybacks
Dividends paid

Total debt, excluding tower obligations, at the end of Q4 2025 was $88.6 billion.
Net debt, excluding tower obligations, at the end of Q4 2025 was $83.0 billion.

■On a cumulative basis, since the company initiated its stockholder return program in Q3 2022, a total of $45.4 billion has been returned to stockholders as of December 31, 2025, with 216.0 million shares repurchased for $37.2 billion, and cumulative cash dividends of $8.2 billion.
■During Q4 2025, 11.9 million shares were repurchased for $2.5 billion.
■During Q4 2025, the company paid a cash dividend of $1.02 per share of common stock, or $1.1 billion, on December 11, 2025.
■On December 11, 2025 the Board of Directors announced a stockholder return program for up to $14.6 billion that will run through December 31, 2026, consisting of additional repurchases of shares and payment of cash dividends, with the next dividend payable on March 12, 2026.

14

2026 Outlook

Postpaid net account additions	900 thousand to 1.0 million
Net income (1)	N/A
Effective tax rate	25% to 26%
Core Adjusted EBITDA (2)	$37.0 to $37.5 billion
Net cash provided by operating activities	$28.0 to $28.7 billion
Capital expenditures (3)	~$10.0 billion
Adjusted Free Cash Flow	$18.0 to $18.7 billion

(1)We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Special Items, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of our operations, excluding the impact of lease revenues from our related device financing programs.
(3)Capital expenditures means cash purchases of property and equipment, including capitalized interest.

15

Investor Relations

Cathy Yao	Matthew Hale	Jon Lanterman
Senior Vice President	Senior Director	Senior Director
Investor Relations	Investor Relations	Investor Relations

Chris Lo	Rose Kopecky	Charles Buffum	Danna Tao
Investor Relations	Investor Relations	Investor Relations	Investor Relations
Manager	Manager	Manager	Manager

investor.relations@t-mobile.com
https://investor.t-mobile.com

16
T-Mobile US, Inc.
Consolidated Balance Sheets
(Unaudited)

(in millions, except share and per share amounts)	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$5,598	$5,409
Accounts receivable, net of allowance for credit losses of $226 and $176	4,874	4,276
Equipment installment plan receivables, net of allowance for credit losses and imputed discount of $733 and $656	4,997	4,379
Inventory	2,405	1,607
Prepaid expenses	1,215	880
Other current assets	5,372	1,853
Total current assets	24,461	18,404
Property and equipment, net	38,333	38,533
Operating lease right-of-use assets	25,692	25,398
Financing lease right-of-use assets	2,760	3,091
Goodwill	13,678	13,005
Spectrum licenses	98,032	100,558
Other intangible assets, net	3,843	2,512
Equipment installment plan receivables due after one year, net of allowance for credit losses and imputed discount of $213 and $158	2,683	2,209
Other assets	9,755	4,325
Total assets	$219,237	$208,035
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$10,280	$8,463
Short-term debt	5,135	4,068
Deferred revenue	1,533	1,222
Short-term operating lease liabilities	3,814	3,281
Short-term financing lease liabilities	1,163	1,175
Other current liabilities	2,575	1,965
Total current liabilities	24,500	20,174
Long-term debt	79,649	72,700
Long-term debt to affiliates	1,498	1,497
Tower obligations	3,532	3,664
Deferred tax liabilities	19,583	16,700
Operating lease liabilities	26,371	26,408
Financing lease liabilities	1,107	1,151
Other long-term liabilities	3,794	4,000
Total long-term liabilities	135,534	126,120
Commitments and contingencies
Stockholders' equity
Common stock, par value $0.00001 per share, 2,000,000,000 shares authorized; 1,275,774,235 and 1,271,074,364 shares issued, 1,106,930,661 and 1,144,579,681 shares outstanding	—	—
Additional paid-in capital	69,460	68,798
Treasury stock, at cost, 168,843,574 and 126,494,683 shares issued	(30,545)	(20,584)
Accumulated other comprehensive loss	(848)	(857)
Retained earnings	21,136	14,384
Total stockholders' equity	59,203	61,741
Total liabilities and stockholders' equity	$219,237	$208,035

17
T-Mobile US, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended			Year Ended December 31,
(in millions, except share and per share amounts)	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024
Revenues
Postpaid revenues	$15,378	$14,882	$13,502	$57,932	$52,340
Prepaid revenues	2,586	2,625	2,688	10,497	10,399
Wholesale and other service revenues	738	734	738	2,877	3,439
Total service revenues	18,702	18,241	16,928	71,306	66,178
Equipment revenues	5,364	3,465	4,699	15,972	14,263
Other revenues	268	251	245	1,031	959
Total revenues	24,334	21,957	21,872	88,309	81,400
Operating expenses
Cost of services, exclusive of depreciation and amortization shown separately below	3,305	2,873	2,697	11,497	10,771
Cost of equipment sales, exclusive of depreciation and amortization shown separately below	6,967	4,853	6,088	21,277	18,882
Selling, general and administrative	6,570	6,015	5,352	23,470	20,818
Impairment expense	—	278	—	278	—
Depreciation and amortization	3,756	3,408	3,149	13,508	12,919
Total operating expenses	20,598	17,427	17,286	70,030	63,390
Operating income	3,736	4,530	4,586	18,279	18,010
Other expense, net
Interest expense, net	(1,012)	(924)	(841)	(3,774)	(3,411)
Other (expense) income, net	(89)	(78)	94	(224)	113
Total other expense, net	(1,101)	(1,002)	(747)	(3,998)	(3,298)
Income before income taxes	2,635	3,528	3,839	14,281	14,712
Income tax expense	(532)	(814)	(858)	(3,289)	(3,373)
Net income	$2,103	$2,714	$2,981	$10,992	$11,339

Net income	$2,103	$2,714	$2,981	$10,992	$11,339
Other comprehensive income, net of tax
Reclassification of loss from cash flow hedges, net of tax effect of $17, $16, $15, $65 and $60	49	48	46	190	176
(Losses) gains on fair value hedges, net of tax effect of $(9), $(7), $20, $(64) and $5	(27)	(20)	58	(187)	16
Unrealized loss on foreign currency translation adjustment, net of tax effect of $0, $0, $0, $0 and $0	—	—	—	(1)	—
Actuarial gain (loss), net of amortization and reclassification, on pension and other postretirement benefits, net of tax effect of $3, $0, $(24), $2 and $(29)	11	(1)	(72)	7	(85)
Other comprehensive income	33	27	32	9	107
Total comprehensive income	$2,136	$2,741	$3,013	$11,001	$11,446
Earnings per share
Basic	$1.89	$2.42	$2.58	$9.75	$9.70
Diluted	$1.88	$2.41	$2.57	$9.72	$9.66
Weighted-average shares outstanding
Basic	1,115,209,714	1,123,754,096	1,154,679,440	1,127,984,348	1,169,195,373
Diluted	1,117,388,934	1,126,627,708	1,159,095,696	1,131,076,251	1,173,213,898

18
T-Mobile US, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Year Ended December 31,
(in millions)	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024
Operating activities
Net income	$2,103	$2,714	$2,981	$10,992	$11,339
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,756	3,408	3,149	13,508	12,919
Stock-based compensation expense	216	227	175	829	649
Deferred income tax expense	359	797	841	2,864	3,120
Bad debt expense	445	337	356	1,370	1,192
Losses (gains) from sales of receivables	—	17	(7)	58	62
Impairment expense	—	278	—	278	—
Changes in operating assets and liabilities
Accounts receivable	42	(366)	(652)	(755)	(3,088)
Equipment installment plan receivables	(1,010)	44	(883)	(877)	(523)
Inventory	(24)	(537)	188	(615)	131
Operating lease right-of-use assets	968	929	875	3,635	3,480
Other current and long-term assets	(505)	(322)	(136)	(1,488)	(411)
Accounts payable and accrued liabilities	813	890	(180)	1,542	(2,041)
Short- and long-term operating lease liabilities	(737)	(936)	(909)	(3,457)	(3,879)
Other current and long-term liabilities	30	(239)	(21)	(379)	(678)
Other, net	198	216	(228)	445	21
Net cash provided by operating activities	6,654	7,457	5,549	27,950	22,293
Investing activities
Purchases of property and equipment, including capitalized interest of $(10), $(13), $(8), $(43) and $(34)	(2,469)	(2,639)	(2,212)	(9,955)	(8,840)
Purchases of spectrum licenses and other intangible assets, including deposits	(63)	(1,590)	(835)	(2,568)	(3,471)
Proceeds from the sale of property, equipment and intangible assets	77	18	61	2,168	99
Proceeds related to beneficial interests in securitization transactions	—	—	747	—	3,579
Acquisition of companies, net of cash acquired	—	(2,797)	17	(3,523)	(373)
Investments in unconsolidated affiliates, net	(1)	(3,072)	(18)	(4,056)	(18)
Other, net	(44)	(59)	(60)	327	(48)
Net cash used in investing activities	(2,500)	(10,139)	(2,300)	(17,607)	(9,072)
Financing activities
Proceeds from issuance of long-term debt, net	3,744	498	498	12,010	8,587
Repayments of financing lease obligations	(288)	(318)	(342)	(1,252)	(1,367)
Repayments of long-term debt	(1,635)	(828)	(1,904)	(6,199)	(5,073)
Repurchases of common stock	(2,446)	(2,479)	(4,687)	(9,974)	(11,228)
Dividends on common stock	(1,135)	(987)	(1,014)	(4,121)	(3,300)
Tax withholdings on share-based awards	(40)	(92)	(25)	(434)	(269)
Other, net	(31)	(32)	(48)	(111)	(165)
Net cash used in financing activities	(1,831)	(4,238)	(7,522)	(10,081)	(12,815)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(12)	—	—	1	—
Change in cash and cash equivalents, including restricted cash	2,311	(6,920)	(4,273)	263	406
Cash and cash equivalents, including restricted cash
Beginning of period	3,665	10,585	9,986	5,713	5,307
End of period	$5,976	$3,665	$5,713	$5,976	$5,713

19
T-Mobile US, Inc.
Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Three Months Ended			Year Ended December 31,
(in millions)	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024
Supplemental disclosure of cash flow information
Interest payments, net of amounts capitalized	$959	$997	$905	$3,882	$3,683
Operating lease payments	1,079	1,269	1,234	4,764	5,162
Income tax payments, net of refunds received	36	63	44	451	179
Non-cash investing and financing activities
Non-cash beneficial interest obtained in exchange for securitized receivables	$—	$—	$138	$—	$2,421
Change in accounts payable and accrued liabilities for purchases of property and equipment	231	136	1,190	(227)	105
Operating lease right-of-use assets obtained in exchange for lease obligations	590	1,064	441	2,728	1,741
Financing lease right-of-use assets obtained in exchange for lease obligations	230	324	239	1,232	1,222
Deferred consideration related to the Ka’ena Acquisition	—	—	8	—	218
Debt assumed in the UScellular Acquisition	—	1,653	—	1,653	—

20
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter								Year Ended December 31,
(in thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2024	2025
Customers, end of period
Postpaid phone customers (1)	76,468	77,245	78,110	79,013	79,508	80,338	84,632	85,594	79,013	85,594
Postpaid other customers (1) (2) (3)	22,804	23,365	24,075	25,105	25,947	26,946	29,431	30,851	25,105	30,851
Total postpaid customers	99,272	100,610	102,185	104,118	105,455	107,284	114,063	116,445	104,118	116,445
Prepaid customers (1) (4)	21,600	25,283	25,307	25,410	25,455	25,494	25,886	25,943	25,410	25,943
Total customers	120,872	125,893	127,492	129,528	130,910	132,778	139,949	142,388	129,528	142,388
Adjustments to customers (1) (2) (3) (4)	—	3,504	—	—	—	97	4,781	—	3,504	4,878
(1)In the third quarter of 2025, we acquired 3,287,000 postpaid phone customers, 390,000 postpaid other customers and 349,000 prepaid customers through the UScellular acquisition, which includes the impact of certain base adjustments to align the policies of UScellular and T-Mobile.
(2)In the third quarter of 2025, we acquired 755,000 fiber customers from Metronet and other acquisitions.
(3)In the second quarter of 2025, we acquired 97,000 fiber customers from Lumos.
(4)In the second quarter of 2024, we acquired 3,504,000 prepaid customers through the Ka’ena acquisition, which includes the impact of certain base adjustments to align the policies of Ka’ena and T-Mobile.

	Quarter								Year Ended December 31,
(in thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2024	2025
Net customer additions (losses)
Postpaid phone customers	532	777	865	903	495	830	1,007	962	3,077	3,294
Postpaid other customers	688	561	710	1,030	842	902	1,340	1,420	2,989	4,504
Total postpaid customers	1,220	1,338	1,575	1,933	1,337	1,732	2,347	2,382	6,066	7,798
Prepaid customers	(48)	179	24	103	45	39	43	57	258	184
Total net customer additions	1,172	1,517	1,599	2,036	1,382	1,771	2,390	2,439	6,324	7,982

Migrations from prepaid to postpaid plans	145	140	175	160	115	205	215	185	620	720

	Quarter								Year Ended December 31,
	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2024	2025
Churn
Postpaid phone churn	0.86%	0.80%	0.86%	0.92%	0.91%	0.90%	0.89%	1.02%	0.86%	0.93%
Prepaid churn	2.75%	2.54%	2.78%	2.85%	2.68%	2.65%	2.77%	2.76%	2.73%	2.72%

	Quarter								Year Ended December 31,
	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2024	2025
Postpaid upgrade rate
Postpaid device upgrade rate	2.4%	2.3%	2.6%	3.6%	2.8%	2.5%	2.7%	3.8%	11.1%	11.8%

21
T-Mobile US, Inc.
Supplementary Operating and Financial Data (Continued)
(Unaudited)

	Quarter								Year Ended December 31,
(in thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2024	2025
Accounts, end of period
Total postpaid accounts (1) (2) (3)	30,015	30,316	30,631	30,894	31,099	31,502	33,979	34,240	30,894	34,240
(1)In the second quarter of 2025, we acquired 85,000 postpaid accounts from Lumos.
(2)In the third quarter of 2025, we acquired 633,000 postpaid accounts from Metronet and other acquisitions.
(3)In the third quarter of 2025, we acquired 1,448,000 postpaid accounts through the UScellular acquisition, which includes the impact of certain base adjustments to align the policies of UScellular and T-Mobile.

	Quarter								Year Ended December 31,
(in thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2024	2025
Net account additions
Postpaid net account additions	218	301	315	263	205	318	396	261	1,097	1,180

	Quarter								Year Ended December 31,
(in thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2024	2025
Broadband customers, end of period
Postpaid 5G broadband customers (1)	4,634	4,992	5,377	5,742	6,129	6,556	7,163	7,602	5,742	7,602
Prepaid 5G broadband customers	547	595	625	688	725	752	792	848	688	848
Total 5G broadband customers, end of period	5,181	5,587	6,002	6,430	6,854	7,308	7,955	8,450	6,430	8,450
Fiber customers (2) (3)	1	2	5	9	12	125	934	997	9	997
Total broadband customers, end of period	5,182	5,589	6,007	6,439	6,866	7,433	8,889	9,447	6,439	9,447
Adjustments to customers (1) (2) (3)	—	—	—	—	—	97	896	—	—	993
(1)In the third quarter of 2025, we acquired 141,000 postpaid 5G broadband customers through the UScellular acquisition, which includes the impact of certain base adjustments to align the policies of UScellular and T-Mobile.
(2)In the third quarter of 2025, we acquired 755,000 fiber customers from Metronet and other acquisitions.
(3)In the second quarter of 2025, we acquired 97,000 fiber customers from Lumos.

	Quarter								Year Ended December 31,
(in thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2024	2025
Broadband - net customer additions
Postpaid 5G broadband customers	346	358	385	365	387	427	466	439	1,454	1,719
Prepaid 5G broadband customers	59	48	30	63	37	27	40	56	200	160
Total 5G broadband net customer additions	405	406	415	428	424	454	506	495	1,654	1,879
Fiber customers	—	1	3	4	3	16	54	63	8	136
Total broadband net customer additions	405	407	418	432	427	470	560	558	1,662	2,015

22
T-Mobile US, Inc.
Supplementary Operating and Financial Data (Continued)
(Unaudited)

	Quarter								Year Ended December 31,
(in millions)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2024	2025
Device financing - equipment installment plans
Gross EIP financed	$3,218	$3,037	$3,304	$4,689	$3,565	$3,503	$3,871	$5,774	$14,248	$16,713
EIP billings	3,880	3,604	3,423	3,509	3,551	3,553	3,766	4,066	14,416	14,936
EIP receivables, net	5,967	5,556	5,347	6,588	6,405	6,201	6,915	7,680	6,588	7,680

Device financing - leased devices
Lease revenues	$35	$26	$21	$11	$1	$6	$4	$2	$93	$13
Leased device depreciation	22	15	11	6	4	1	—	—	54	5

	Quarter								Year Ended December 31,
(in dollars)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2024	2025
Operating measures
Postpaid ARPA	$140.88	$142.54	$145.60	$146.28	$146.22	$149.87	$149.44	$150.17	$143.85	$148.97
Postpaid phone ARPU	48.79	49.07	49.79	49.73	49.38	50.62	50.71	50.71	49.35	50.37
Prepaid ARPU	37.18	35.94	35.81	35.49	34.67	34.63	33.93	33.33	36.06	34.14

23
T-Mobile US, Inc.
Supplementary Operating and Financial Data (continued)
(Unaudited)

	Quarter								Year Ended December 31,
(in millions, except percentages)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2024	2025
Financial measures

Service revenues	$16,096	$16,429	$16,725	$16,928	$16,925	$17,438	$18,241	$18,702	$66,178	$71,306

Equipment revenues	$3,251	$3,106	$3,207	$4,699	$3,704	$3,439	$3,465	$5,364	$14,263	$15,972
Lease revenues	35	26	21	11	1	6	4	2	93	13
Equipment sales	$3,216	$3,080	$3,186	$4,688	$3,703	$3,433	$3,461	$5,362	$14,170	$15,959

Total revenues	$19,594	$19,772	$20,162	$21,872	$20,886	$21,132	$21,957	$24,334	$81,400	$88,309

Net income	$2,374	$2,925	$3,059	$2,981	$2,953	$3,222	$2,714	$2,103	$11,339	$10,992
Net income margin	14.7%	17.8%	18.3%	17.6%	17.4%	18.5%	14.9%	11.2%	17.1%	15.4%

Adjusted EBITDA	$7,652	$8,053	$8,243	$7,916	$8,259	$8,547	$8,684	$8,447	$31,864	$33,937
Adjusted EBITDA margin	47.5%	49.0%	49.3%	46.8%	48.8%	49.0%	47.6%	45.2%	48.1%	47.6%
Core Adjusted EBITDA	$7,617	$8,027	$8,222	$7,905	$8,258	$8,541	$8,680	$8,445	$31,771	$33,924
Core Adjusted EBITDA margin	47.3%	48.9%	49.2%	46.7%	48.8%	49.0%	47.6%	45.2%	48.0%	47.6%

Cost of services, exclusive of depreciation and amortization	$2,688	$2,664	$2,722	$2,697	$2,602	$2,717	$2,873	$3,305	$10,771	$11,497
Merger-related costs	107	73	—	—	—	—	7	24	180	31
Other Special Items	1	—	67	75	20	28	55	250	143	353
Cost of services, excluding depreciation and amortization and Special Items	$2,580	$2,591	$2,655	$2,622	$2,582	$2,689	$2,811	$3,031	$10,448	$11,113

Cost of equipment sales, exclusive of depreciation and amortization	$4,399	$4,088	$4,307	$6,088	$4,798	$4,659	$4,853	$6,967	$18,882	$21,277
Merger-related costs	$—	—	—	—	—	—	2	8	—	10
Cost of equipment sales, exclusive of depreciation and amortization and Special Items	$4,399	$4,088	$4,307	$6,088	$4,798	$4,659	$4,851	$6,959	$18,882	$21,267

Selling, general and administrative	$5,138	$5,142	$5,186	$5,352	$5,488	$5,397	$6,015	$6,570	$20,818	$23,470
Merger-related costs (gain), net	23	(82)	16	10	14	33	64	111	(33)	222
Other Special Items	12	37	70	(60)	59	(51)	123	353	59	484
Selling, general and administrative, excluding Special Items	$5,103	$5,187	$5,100	$5,402	$5,415	$5,415	$5,828	$6,106	$20,792	$22,764

Total bad debt expense and losses from sales of receivables	$303	$280	$322	$349	$345	$284	$354	$445	$1,254	$1,428
Bad debt and losses from sales of receivables as a percentage of Total revenues	1.5%	1.4%	1.6%	1.6%	1.7%	1.3%	1.6%	1.8%	1.5%	1.6%

Cash purchases of property and equipment including capitalized interest	$2,627	$2,040	$1,961	$2,212	$2,451	$2,396	$2,639	$2,469	$8,840	$9,955
Capitalized interest	9	8	9	8	10	10	13	10	34	43

Net cash proceeds from securitization	$(29)	$(30)	$(29)	$(27)	$(26)	$(23)	$(25)	$(22)	$(115)	$(96)

Net cash payments for Merger-related costs	$293	$241	$132	$123	$70	$92	$96	$100	$789	$358

24
T-Mobile US, Inc.
Supplementary Operating and Financial Data (Continued)
(Unaudited)

	Quarter								Year Ended December 31,
(in millions, except share and per share amounts)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2024	2025
Stockholder returns
Total repurchases	$3,568	$2,277	$644	$4,619	$2,470	$2,469	$2,470	$2,460	$11,108	$9,869
Total shares repurchased	21,933,790	13,979,843	3,179,707	20,283,582	10,091,227	10,148,791	10,204,072	11,919,136	59,376,922	42,363,226
Average purchase price per share	$162.69	$162.85	$202.45	$227.72	$244.77	$243.32	$242.01	$206.38	$187.07	$232.96
Total dividends paid	$769	$759	$758	$1,014	$1,003	$996	$987	$1,135	$3,300	$4,121
Dividends per share	$0.65	$0.65	$0.65	$0.88	$0.88	$0.88	$0.88	$1.02	$2.83	$3.66
Total stockholder returns	$4,337	$3,036	$1,402	$5,633	$3,473	$3,465	$3,457	$3,595	$14,408	$13,990
Cumulative total repurchases	$19,775	$22,052	$22,696	$27,315	$29,785	$32,254	$34,724	$37,184	$27,315	$37,184
Cumulative shares repurchased	136,220,243	150,200,086	153,379,793	173,663,375	183,754,602	193,903,393	204,107,465	216,026,601	173,663,375	216,026,601
Cumulative stockholder returns	$21,291	$24,327	$25,729	$31,362	$34,835	$38,300	$41,757	$45,352	$31,362	$45,352

25
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Investor Factbook includes non-GAAP financial measures, including Adjusted EBITDA, Core Adjusted EBITDA, Net Debt, Adjusted Free Cash Flow and Adjusted Free Cash Flow margin. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income, including, but not limited to, Special Items, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income, as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income as follows:

	Quarter								Year Ended December 31,
(in millions, except percentages)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2024	2025
Net income	$2,374	$2,925	$3,059	$2,981	$2,953	$3,222	$2,714	$2,103	$11,339	$10,992
Adjustments:
Interest expense, net	880	854	836	841	916	922	924	1,012	3,411	3,774
Other (income) expense, net	(20)	8	(7)	(94)	46	11	78	89	(113)	224
Income tax expense	764	843	908	858	885	1,058	814	532	3,373	3,289
Operating income	3,998	4,630	4,796	4,586	4,800	5,213	4,530	3,736	18,010	18,279
Depreciation and amortization	3,371	3,248	3,151	3,149	3,198	3,146	3,408	3,756	12,919	13,508
Stock-based compensation (1)	140	147	143	156	168	178	217	209	586	772
Merger-related costs (gain), net (2)	130	(9)	16	10	14	33	73	143	147	263
Network restructuring initiative costs (3)	—	—	—	—	—	—	—	93	—	93
Legal-related expenses (recoveries), net (4)	—	15	1	(105)	6	(4)	8	6	(89)	16
Impairment expense	—	—	—	—	—	—	278	—	—	278
Other, net (5)	13	22	136	120	73	(19)	170	504	291	728
Adjusted EBITDA	7,652	8,053	8,243	7,916	8,259	8,547	8,684	8,447	31,864	33,937
Lease revenues	(35)	(26)	(21)	(11)	(1)	(6)	(4)	(2)	(93)	(13)
Core Adjusted EBITDA	$7,617	$8,027	$8,222	$7,905	$8,258	$8,541	$8,680	$8,445	$31,771	$33,924
Net income margin (Net income divided by Service revenues)	14.7%	17.8%	18.3%	17.6%	17.4%	18.5%	14.9%	11.2%	17.1%	15.4%
Adjusted EBITDA margin (Adjusted EBITDA divided by Service revenues)	47.5%	49.0%	49.3%	46.8%	48.8%	49.0%	47.6%	45.2%	48.1%	47.6%
Core Adjusted EBITDA margin (Core Adjusted EBITDA divided by Service revenues)	47.3%	48.9%	49.2%	46.7%	48.8%	49.0%	47.6%	45.2%	48.0%	47.6%
(1)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense on the Consolidated Financial Statements. Additionally, certain stock-based compensation expenses associated with the Sprint merger have been included in Merger-related costs (gain), net.
(2)Merger-related costs (gain), net, for the three months ended June 30, 2024 and the year ended December 31, 2024, includes the $100 million gain recognized for the extension fee previously paid by DISH associated with the license purchase agreement for 800 MHz spectrum licenses, which was not purchased.
(3)In Q4 2025, we began implementing network restructuring initiatives as a result of recent technological advancements that enhanced our Customer-Driven Coverage insights. Network restructuring initiative costs consist of network decommissioning and contract termination costs related to the rationalization of our network and backhaul services and the elimination of duplicative costs.
(4)Legal-related expenses (recoveries), net, consists of the settlement of certain litigation and compliance costs associated with the August 2021 cyberattack and is presented net of insurance recoveries.
(5)Other, net, primarily consists of certain severance, restructuring and other expenses, gains and losses, not directly attributable to the Sprint merger or UScellular acquisition, which are not reflective of T-Mobile’s ongoing core business activities and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA. Other, net, for the three months ended and year ended December 31, 2025, includes $390 million of severance and related costs associated with the 2025 workforce transformation.

26
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Net debt (excluding tower obligations) to the LTM Net income, LTM Adjusted EBITDA and LTM Core Adjusted EBITDA ratios are calculated as follows:

(in millions, except net debt ratios)	Mar 31, 2024	Jun 30, 2024	Sep 30, 2024	Dec 31, 2024	Mar 31, 2025	Jun 30, 2025	Sep 30, 2025	Dec 31, 2025
Short-term debt	$5,356	$5,867	$5,851	$4,068	$8,214	$6,408	$6,333	$5,135
Short-term financing lease liabilities	1,265	1,252	1,252	1,175	1,136	1,157	1,157	1,163
Long-term debt	71,361	70,203	72,522	72,700	76,033	75,018	76,365	79,649
Long-term debt to affiliates	1,496	1,496	1,497	1,497	1,497	1,497	1,498	1,498
Financing lease liabilities	1,163	1,133	1,185	1,151	1,117	1,188	1,186	1,107
Total debt (excluding tower obligations)	$80,641	$79,951	$82,307	$80,591	$87,997	$85,268	$86,539	$88,552
Less: Cash and cash equivalents	(6,708)	(6,417)	(9,754)	(5,409)	(12,003)	(10,259)	(3,310)	(5,598)
Net debt (excluding tower obligations)	$73,933	$73,534	$72,553	$75,182	$75,994	$75,009	$83,229	$82,954
Divided by: Last twelve months Net income	$8,751	$9,455	$10,372	$11,339	$11,918	$12,215	$11,870	$10,992
Net debt (excluding tower obligations) to LTM Net income Ratio	8.4	7.8	7.0	6.6	6.4	6.1	7.0	7.5
Divided by: Last twelve months Adjusted EBITDA	$29,881	$30,529	$31,172	$31,864	$32,471	$32,965	$33,406	$33,937
Net debt (excluding tower obligations) to LTM Adjusted EBITDA Ratio	2.5	2.4	2.3	2.4	2.3	2.3	2.5	2.4
Divided by: Last twelve months Core Adjusted EBITDA	$29,681	$30,372	$31,047	$31,771	$32,412	$32,926	$33,384	$33,924
Net debt (excluding tower obligations) to LTM Core Adjusted EBITDA Ratio	2.5	2.4	2.3	2.4	2.3	2.3	2.5	2.4

Adjusted Free Cash Flow and Adjusted Free Cash Flow margin are calculated as follows:

	Quarter								Year Ended December 31,
(in millions, except percentages)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2024	2025
Net cash provided by operating activities (1)	$5,084	$5,521	$6,139	$5,549	$6,847	$6,992	$7,457	$6,654	$22,293	$27,950
Cash purchases of property and equipment, including capitalized interest	(2,627)	(2,040)	(1,961)	(2,212)	(2,451)	(2,396)	(2,639)	(2,469)	(8,840)	(9,955)
Proceeds related to beneficial interests in securitization transactions (1)	890	958	984	747	—	—	—	—	3,579	—
Adjusted Free Cash Flow	$3,347	$4,439	$5,162	$4,084	$4,396	$4,596	$4,818	$4,185	$17,032	$17,995
Net cash provided by operating activities margin	31.6%	33.6%	36.7%	32.8%	40.5%	40.1%	40.9%	35.6%	33.7%	39.2%
Adjusted Free Cash Flow margin	20.8%	27.0%	30.9%	24.1%	26.0%	26.4%	26.4%	22.4%	25.7%	25.2%
(1)Effective November 1, 2024, following amendments to the company’s Equipment Installment Plan Sale and Service Receivable Sale arrangements, all cash proceeds associated with the sale of such receivables, a portion of which was previously recognized as Proceeds related to beneficial interests in securitization transactions within investing cash flows, were recognized as operating cash flows. These amendments did not have a net impact on Adjusted Free Cash Flow.

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T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

The guidance range for Adjusted Free Cash Flow is calculated as follows:

	FY 2026
(in millions)	Guidance Range
Net cash provided by operating activities	$28,000	$28,700
Cash purchases of property and equipment, including capitalized interest	(10,000)	(10,000)
Adjusted Free Cash Flow	$18,000	$18,700

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Definitions of Terms

Operating and financial measures are utilized by T-Mobile’s management to evaluate its operating performance and, in certain cases, its ability to meet liquidity requirements. Although companies in the telecommunications industry may not define measures in precisely the same way, T-Mobile believes the measures facilitate key operating performance comparisons with other companies in the telecommunications industry to provide management, investors and analysts with useful information to assess and evaluate past performance and assist in forecasting future performance.
1.Account - A billing account number that generates revenue. Postpaid accounts generally consist of customers that are qualified for postpaid service utilizing phones, 5G broadband gateways, fiber connections, mobile internet devices, including tablets and hotspots, wearables, DIGITS or other connected devices, including SyncUP and IoT, where they generally pay after receiving service.
2.Customer - A SIM number with a unique T-Mobile identifier which is associated with an account that generates revenue. Customers are qualified either for postpaid service utilizing phones, 5G broadband gateways, fiber connections, mobile internet devices, including tablets and hotspots, wearables, DIGITS or other connected devices, including SyncUP and IoT, where they generally pay after receiving service, or prepaid service, where they generally pay in advance of receiving service.
3.Churn - The number of customers whose service was deactivated as a percentage of the average number of customers during the specified period further divided by the number of months in the period. The number of customers whose service was deactivated is presented net of customers that subsequently have their service restored within a certain period of time and excludes customers who received service for less than a certain minimum period of time.
4.Postpaid Average Revenue Per Account (“ARPA”) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (“ARPU”) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.
Service revenues - Postpaid, including handset insurance, prepaid, wholesale and other service revenues.
5.Cost of services - Costs directly attributable to providing wireless communications and broadband services, including direct switch and cell site costs, such as rent, network access and transport costs, utilities, maintenance, associated labor costs, long distance costs, regulatory program costs, roaming fees paid to other carriers and data content costs.
Cost of equipment sales - Costs of devices and accessories sold to customers and dealers, device costs to fulfill insurance and warranty claims, write-downs of inventory related to shrinkage and obsolescence, and shipping and handling costs.
Selling, general and administrative expenses - Costs not directly attributable to providing wireless communications and broadband services for the operation of sales, customer care and corporate activities. These include all commissions paid to dealers and retail employees for activations and upgrades, labor and facilities costs associated with retail sales force and administrative space, marketing and promotional costs, customer support and billing, bad debt expense and administrative support activities.
6.Net income margin - Net income divided by Service revenues.
7.Adjusted EBITDA and Core Adjusted EBITDA - Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization, stock-based compensation and Special Items. Core Adjusted EBITDA represents Adjusted EBITDA less device lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management, including our chief operating decision maker, to monitor the financial performance of our operations and allocate resources of the Company as a whole. T-Mobile historically used Adjusted EBITDA and T-Mobile currently uses Core Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. T-Mobile uses Adjusted EBITDA and Core Adjusted EBITDA as benchmarks to evaluate its operating performance in comparison to competitors. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and to facilitate comparisons with other wireless communications and broadband services companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, non-cash stock-based compensation and Special Items. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of device lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for Income from operations, Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).
8.Special Items - Certain expenses, gains, and losses which are not reflective of our ongoing performance. Special Items include Merger-related costs (gain), net, network restructuring initiative costs (as discussed above), certain legal-related recoveries and expenses, Impairment expense, restructuring costs not directly attributable to the Sprint merger or UScellular acquisition (including severance), and other non-core gains and losses.
9.Adjusted EBITDA margin and Core Adjusted EBITDA margin - Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Service revenues. Core Adjusted EBITDA margin is calculated as Core Adjusted EBITDA divided by Service revenues. Adjusted EBITDA margin and Core Adjusted EBITDA margin are non-GAAP financial measures utilized by T-Mobile’s management, including our chief operating decision maker, to monitor the financial performance of our operations and allocate resources of the Company as a whole.
10.Net cash provided by operating activities margin - Net cash provided by operating activities margin is calculated as Net cash provided by operating activities divided by Service revenues.
11.Adjusted Free Cash Flow - Net cash provided by operating activities less cash payments for purchases of property and equipment, plus proceeds related to beneficial interests in securitization transactions. Adjusted Free Cash Flow is utilized by T-Mobile’s management, investors, and analysts of our financial information to evaluate cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business.

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12.Adjusted Free Cash Flow margin - Adjusted Free Cash Flow margin is calculated as Adjusted Free Cash Flow divided by Service revenues. Adjusted Free Cash Flow margin is utilized by T-Mobile’s management, investors, and analysts to evaluate the company’s ability to convert service revenue efficiently into cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business.
13.Net debt - Short-term debt, short-term debt to affiliates, long-term debt (excluding tower obligations), and long-term debt to affiliates, short-term financing lease liabilities and financing lease liabilities, less cash and cash equivalents.
14.Merger-related costs include Sprint merger-related costs and UScellular merger-related costs.
15.Sprint merger-related costs include:
•Integration costs to achieve efficiencies in network, retail, information technology and back office operations, migrate customers to the T-Mobile network and billing systems and the impact of legal matters assumed as part of the Sprint merger;
•Restructuring costs, including severance, store rationalization and network decommissioning; and
•Transaction costs, including legal and professional services related to the completion of the Sprint merger and the acquisitions of affiliates.
16.UScellular merger-related costs to date include:
•Integration costs to achieve efficiencies in network, retail, information technology and back office operations and migrate customers to the T-Mobile network and billing systems;
•Restructuring costs, including contract terminations, severance and network decommissioning; and
•Transaction costs, including legal and professional services related to the completion of the UScellular acquisition.

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Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: competition, industry consolidation and changes in the market for wireless communications services and other forms of connectivity; cyberattacks, disruptions, data loss or other security breaches; our inability to adopt and deploy network technologies in a timely and effective manner; our inability to effectively execute our digital transformation and drive customer and employee adoption of emerging technologies; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the timing and effects of any pending and future acquisition, investment, joint venture, merger or divestiture involving us, including our inability to obtain any required regulatory approval necessary to consummate any such transactions or to achieve the expected benefits of such transactions; adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in inflation or interest rates, tariffs and trade restrictions, supply chain disruptions, fluctuations in global currencies, immigration policies, and impacts of geopolitical instability, such as the Ukraine-Russia and Israel-Hamas wars and further escalations thereof; potential operational delays, higher procurement and operational costs, and increased regulatory and compliance complexities as result of changes to trade policies, including higher tariffs, restrictions and other economic disincentives to trade; our inability to successfully deliver new products and services; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; sociopolitical volatility and polarization and risks related to environmental, social and governance matters; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; our inability to maintain effective internal control over financial reporting; compliance with the current regulatory framework, including our national security obligations, and any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy, data protection and artificial intelligence; unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings; difficulties in protecting our intellectual property rights or if we infringe on the intellectual property rights of others; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked; our exclusive forum provision as provided in our Certificate of Incorporation; interests of Deutsche Telekom AG (“DT”), our controlling stockholder, which may differ from the interests of other stockholders; our current and future stockholder return programs may not be fully utilized, and our share repurchases and dividend payments pursuant thereto may fail to have the desired impact on stockholder value; future sales of our common stock by DT and SoftBank Group Corp. and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the Federal Communications Commission; and other risks as disclosed in our most recent annual report on Form 10-K, and subsequent Forms 10-Q and other filings with the Securities and Exchange Commission. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

About T-Mobile US, Inc.

As the supercharged Un-carrier, T-Mobile US, Inc. (NASDAQ: TMUS) is powered by an award-winning 5G network that connects more people, in more places, than ever before. With T-Mobile’s unique value proposition of best network, best value and best experiences, the Un-carrier is redefining connectivity and fueling competition while continuing to drive the next wave of innovation in wireless and beyond. Headquartered in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile, Metro by T-Mobile and Mint Mobile. For more information, visit https://www.t-mobile.com.